SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  Form 8-A/A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934


                              KEYSPAN CORPORATION
            (Exact name of registrant as specified in its charter)


                New York                                    11-3431358
(State of incorporation or organization)       (I.R.S. employer identification
                                                           number)
          One MetroTech Center
           Brooklyn, New York                              07652
(Address of principal executive offices)                  (Zip Code)

           175 East Old Country Road
             Hicksville, New York                         11801
   (Address of principal executive offices)            (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-82230

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class to               Name of each exchange on which
       be so registered                  each class if to be registered

        Corporate MEDS                   New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.  Description of Registrant's Securities to be Registered.

         This Registration Statement relates to the Corporate MEDS (the "Corporate MEDS") of KeySpan Corporation (the "Registrant"). The description of the Corporate MEDS to be registered hereunder is set forth under the headings "Description of MEDS Equity Units," "Description of the Purchase Contracts," "Other Provisions of the Purchase Contract Agreement and the Pledge Agreement" and "Certain Terms of the Notes" in the Registrant's prospectus supplement, dated April 30, 2002, supplementing the prospectus, dated February 14, 2002 (the "Base Prospectus"), and under the headings "Description of Debt Securities," "Description of Common Stock" and "Description of Stock Purchase Contracts and Stock Purchase Units" in the Registrant's Base Prospectus, which constitutes a part of the Registration Statement (the "Registration Statement") on Form S-3 (File No. 333-82230) of the Registrant. The Registration Statement was initially filed with the Securities and Exchange Commission (the "Commission") on February 6, 2002 and is deemed to be incorporated herein by reference.

Item 2.  Exhibits.

  Exhibit No.                  Description
  -----------                  -----------

    4.1 Certificate of Incorporation of the Registrant effective April 16, 1998, Amendment to the Certificate of Incorporation of Registrant effective May 26, 1998, Amendment to the Certificate of Incorporation of Registrant effective June 1, 1998, Amendment to the Certificate of Incorporation of Registrant effective April 7, 1999 and Amendment to the Certificate of Incorporation of Registrant effective May 20, 1999 (filed as Exhibit 3.1 to Registrant's 10-Q for the Quarterly Period ended June 30, 1999 and incorporated herein by reference).

    4.2 By-Laws of Registrant in effect on September 10, 1998, as amended (filed as Exhibit 3.1 to Registrant's Form 10-Q for the Quarterly Period ended March 31, 2002 and incorporated herein by reference).

    4.3 Rights Agreement, dated March 30, 1999, by and between the Registrant and The Bank of New York, as Rights Agent (filed as Exhibit 4 to the Registrant's Current Report on Form 8-K filed on March 30, 1999 and incorporated herein by reference). The Rights Agreement includes the Certificate of Amendment to the Certificate of Incorporation for the Series D Preferred Stock as Exhibit A thereto, the Form of Rights Certificate as Exhibit B thereto and the Summary of Rights to Purchase Series D Preferred Stock as Exhibit C thereto.

    4.4 Underwriting Agreement between the Registrant and the underwriters named therein (filed as Exhibit 1 to Registrant's Current Report on Form 8-K, filed on May 6, 2002 and incorporated herein by reference).

  Exhibit No.                  Description
  -----------                  -----------

    4.5 Purchase Contract Agreement between the Registrant and JPMorgan Chase Bank, as purchase contract agent (filed as Exhibit 4.3 to Registrant's Current Report on Form 8-K, filed on May 6, 2002 and incorporated herein by reference).

    4.6 Pledge Agreement between the Registrant, JPMorgan Chase Bank, as purchase contract agent, and The Bank of New York, as collateral agent (filed as Exhibit 4.4 to Registrant's Current Report on Form 8-K, filed on May 6, 2002 and incorporated herein by reference).

    4.7 Remarketing Agreement between the Registrant, JPMorgan Chase Bank, as purchase contract agent, and J.P. Morgan Securities Inc., as remarketing agent (filed as Exhibit 4.5 to Registrant's Current Report on Form 8-K, filed on May 6, 2002 and incorporated herein by reference).

    4.8 Indenture, dated as of November 1, 2000, between Registrant and JPMorgan Chase Bank (successor to The Chase Manhattan
                 Bank), as trustee, with respect to the senior debt securities (filed as Exhibit 4.4 to Registrant's Registration Statement on Form S-3/A, Amendment No. 1, on May 17, 2001 and incorporated herein by reference).

    4.9 First Supplemental Indenture, between Registrant and JPMorgan Chase Bank, as trustee, with respect to the senior debt securities (filed as Exhibit 4.1 to Registrant's Current Report on Form 8-K, filed on May 6, 2002 and incorporated herein by reference).

    4.10 Second Supplemental Indenture, between Registrant and JPMorgan Chase Bank, as trustee, with respect to the senior debt securities (filed as Exhibit 4.2 to Registrant's Current Report on Form 8-K, filed on May 6, 2002 and incorporated herein by reference).

    4.11 Form of Common Stock Certificate (filed as Exhibit 4.3 to Registrant's Registration Statement on Form S-3, filed on February 6, 2002 and incorporated herein by reference).

    4.12 Form of Corporate MEDS (included in Exhibit 4.3 to Registrant's Current Report on Form 8-K, filed on May 6, 2002 and incorporated herein by reference).

    4.13 Form of Treasury MEDS (included in Exhibit 4.3 to Registrant's Current Report on Form 8-K, filed on May 6, 2002 and incorporated herein by reference).

    4.14 Form of Notes due 2008 (included in Exhibit 4.2 to Registrant's Current Report on Form 8-K, filed on May 6, 2002 and incorporated herein by reference).

                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      KEYSPAN CORPORATION

                                              /s/ Steven L. Zelkowitz
                                              -------------------------
                                      By:     Steven L. Zelkowitz
                                              Executive Vice President and
                                              General Counsel


Dated:  May 14, 2002

                                                             EXHIBIT INDEX

  Exhibit No.                      Description
  -----------                      -----------

    4.1 Certificate of Incorporation of the Registrant effective April 16, 1998, Amendment to the Certificate of Incorporation of Registrant effective May 26, 1998, Amendment to the Certificate of Incorporation of Registrant effective June 1, 1998, Amendment to the Certificate of Incorporation of Registrant effective April 7, 1999 and Amendment to the Certificate of Incorporation of Registrant effective May 20, 1999 (filed as Exhibit 3.1 to Registrant's 10-Q for the Quarterly Period ended June 30, 1999 and incorporated herein by reference).

    4.2 By-Laws of Registrant in effect on September 10, 1998, as amended (filed as Exhibit 3.1 to Registrant's Form 10-Q for the Quarterly Period ended March 31, 2002 and incorporated herein by reference).

    4.3 Rights Agreement, dated March 30, 1999, by and between the Registrant and The Bank of New York, as Rights Agent (filed as Exhibit 4 to the Registrant's Current Report on Form 8-K filed on March 30, 1999 and incorporated herein by reference). The Rights Agreement includes the Certificate of Amendment to the Certificate of Incorporation for the Series D Preferred Stock as Exhibit A thereto, the Form of Rights Certificate as Exhibit B thereto and the Summary of Rights to Purchase Series D Preferred Stock as Exhibit C thereto.

    4.4 Underwriting Agreement between the Registrant and the underwriters named therein (filed as Exhibit 1 to Registrant's Current Report on Form 8-K, filed on May 6, 2002 and incorporated herein by reference).

    4.5 Purchase Contract Agreement between the Registrant and JPMorgan Chase Bank, as purchase contract agent (filed as Exhibit 4.3 to Registrant's Current Report on Form 8-K, filed on May 6, 2002 and incorporated herein by reference).

    4.6 Pledge Agreement between the Registrant, JPMorgan Chase Bank, as purchase contract agent, and The Bank of New York, as collateral agent (filed as Exhibit 4.4 to Registrant's Current Report on Form 8-K, filed on May 6, 2002 and incorporated herein by reference).

    4.7 Remarketing Agreement between the Registrant, JPMorgan Chase Bank, as purchase contract agent, and J.P. Morgan Securities Inc., as remarketing agent (filed as Exhibit 4.5 to Registrant's Current Report on Form 8-K, filed on May 6, 2002 and incorporated herein by reference).

  Exhibit No.               Description
  -----------               -----------

    4.8 Indenture, dated as of November 1, 2000, between Registrant and JPMorgan Chase Bank (successor to The Chase Manhattan
                 Bank), as trustee, with respect to the senior debt securities (filed as Exhibit 4.4 to Registrant's Registration Statement on Form S-3/A, Amendment No. 1, on May 17, 2001 and incorporated herein by reference).

    4.9 First Supplemental Indenture, between Registrant and JPMorgan Chase Bank, as trustee, with respect to the senior debt securities (filed as Exhibit 4.1 to Registrant's Current Report on Form 8-K, filed on May 6, 2002 and incorporated herein by reference).

    4.10 Second Supplemental Indenture, between Registrant and JPMorgan Chase Bank, as trustee, with respect to the senior debt securities (filed as Exhibit 4.2 to Registrant's Current Report on Form 8-K, filed on May 6, 2002 and incorporated herein by reference).

    4.11 Form of Common Stock Certificate (filed as Exhibit 4.3 to Registrant's Registration Statement on Form S-3, filed on February 6, 2002 and incorporated herein by reference).

    4.12 Form of Corporate MEDS (included in Exhibit 4.3 to Registrant's Current Report on Form 8-K, filed on May 6, 2002 and incorporated herein by reference).

    4.13 Form of Treasury MEDS (included in Exhibit 4.3 to Registrant's Current Report on Form 8-K, filed on May 6, 2002 and incorporated herein by reference).

    4.14 Form of Notes due 2008 (included in Exhibit 4.2 to Registrant's Current Report on Form 8-K, filed on May 6, 2002 and incorporated herein by reference).